Exhibit 10.1

AMENDMENT NO. 1 TO EXCLUSIVE RESELLER AGREEMENT

by and between

VALASSIS SALES & MARKETING SERVICES, INC.
and
INSIGNIA SYSTEMS, INC.

AMENDMENT NO. 1 TO EXCLUSIVE RESELLER AGREEMENT (the “First Amendment”), dated as of December 6, 2006, by and between Valassis Sales & Marketing Services, Inc. (the “Reseller”) and Insignia Systems, Inc. (the “Company”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the same meanings as ascribed to them in the Exclusive Reseller Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on June 12, 2006, the Reseller and the Company entered into the Exclusive Reseller Agreement (the “Exclusive Reseller Agreement”);

WHEREAS, the Parties wish to, among other things, extend the initial contract term, finalize certain appendices and make certain modifications to joint account compensation; and

WHEREAS, the Parties have determined to amend the Exclusive Reseller Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 4(c) shall be hereby amended and restated in its entirety as follows:

(c)          Company Payments. The Company shall provide the Reseller with a calculation of all revenue for Joint Sales on a monthly basis, and remit payment to Reseller, along with an accounting of the amount due, within 30 days after each calendar year during the term. All payments shall be made in U.S. Dollars.

2.	Section 10(a) is hereby amended and restated in its entirety as follows:

(a)          Term. The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2007 (the “Initial Term”) unless terminated earlier pursuant to the provisions of this Section 10. At the end of the Initial Term, this Agreement shall renew automatically for additional 12 month periods unless prior to that time, at the end of each renewal term, either party gives the other party 90 days’ written notice of non-renewal.

          3.       The parties hereby agree to replace in its entirety Exhibits B1, B2 and B3 to the Exclusive Reseller Agreement with Exhibits B1, B2 and B3 attached hereto.

          4.       The term “the Effective Date” referred to in the second sentence of subsection (a) to Exhibit B (Fees) shall be replaced with “January 1, 2007.”

          5.       Subsection (b) to Exhibit B (Fees) is hereby amended and restated in its entirety as follows:

(b)          Joint Sales Customers. For customers that the Reseller and the Company agree to sell together, the parties will agree to share the profit of the annual aggregate joint customer business during each calendar year of the term that exceeds the aggregate revenue for those joint customers during the prior calendar year. The parties have agreed to the joint sales customers listed on Exhibit B3. The parties agree in good faith to equitably adjust upward the 2006 revenue baseline to take into account the Company’s anticipated addition of [ * ] stores, to the extent such addition has a material impact on revenues in 2007. All payments with respect to joint sales customers will be made within 30 days after each calendar year during the term.

For illustrative purposes, if the aggregate joint customer sales for 2006 is $5 million and sales for the aggregate joint customer sales during 2007 increase to $8 million, the Reseller and the Company will share the “Profit” on the difference ($3 million) on [ * ]. For purposes of this Agreement, “Profit” means the difference between (x) the actual revenue attributed to the joint customers during the current calendar year minus the baseline revenue during the prior calendar year (as may be adjusted as described above) and (y) the Company’s POPSign Cost times the number of signs. The Company’s POPSign Cost will be based upon the total incremental joint revenue between the parties as follow:

[ * ]

In addition, for certain selected joint accounts, Reseller will be entitled to additional commission payments by virtue of the fact that a Reseller salesperson has taken over primary responsibilities for such selected joint account. Two of these accounts as of the date hereof are [ * ] and [ * ]. For these accounts, compensation to

* Confidential treatment requested for this portion.

Reseller will include the payments as indicated in the Exclusive Reseller Agreement plus an additional “commission” payment. The “commission” payment will be made to the Reseller according to the same schedules the Company uses to pay commissions to its salespeople.

The current Company commission schedule is attached to this First Amendment. If at any time in the future the Company shall have multiple schedules for commission payments, the Reseller will be paid according to the schedule that would be most favorable to the Reseller.

The Company will be responsible for billing and collecting all amounts due from the Customer in respect of all joint sales accounts, and all sales will be using Company purchase orders or other documentation. Invoicing and payment shall be in accordance with Section 4 of the Exclusive Reseller Agreement.

          6.       Except as set forth herein, all of the terms, conditions and provisions of the Exclusive Reseller Agreement shall remain unchanged and in full force and effect.

          7.       Each Party hereto shall cooperate and take any further actions, and shall execute and deliver any further documents, that are reasonably requested by a party hereto in order to effectuate or facilitate the purposes and intents of this First Amendment.

          8.       This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

          9.       The Exclusive Reseller Agreement, as amended by this First Amendment, set forth the entire understanding and agreement of the Parties hereto with respect to the subject matter thereof, and merges all prior understandings and agreements with respect to the subject matter thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

RESELLER:

VALASSIS SALES & MARKETING SERVICES, INC.

By:	/s/ Rick Herpich
	Name:	Rick Herpich
	Title:	President

COMPANY:

INSIGNIA SYSTEMS, INC.

By:	/s/ Scott Drill
	Name:	Scott Drill
	Title:	CEO

2006 Manufacturer Sales Representative Commissions Schedule

[ * ]

* Confidential treatment requested for this portion.

Exhibit B1 - Strategic Accounts

[ * ]

Note: This list will be determined mutually by the parties in good faith and may be modified or supplemented from time to time upon the mutual agreement of the Company and the Reseller .

* Confidential treatment requested for this portion.

Exhibit B2 - Reseller Only Coverage Accounts

[ * ]

Note: Accounts not listed in exhibits B1, B2, or B3 will be considered Reseller Only Coverage accounts

Note: This list will be determined mutually by the parties in good faith and may be modified or supplemented from time to time upon the mutual agreement of the Company and the Reseller.

* Confidential treatment requested for this portion.

Exhibit B3 - Joint Sale Accounts

[ * ]

Note: This list will be determined mutually by the parties in good faith and may be modified or supplemented from time to time upon the mutual agreement of the Company and the Reseller

* Confidential treatment requested for this portion.